Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in the Proxy Statement/Prospectus and this Current Report on Form 8-K.

Introduction

The unaudited pro forma combined financial information of Grindr Inc. has been prepared in accordance with Article 11 of Regulation S-X and presents the combination of the historical financial information of Tiga and Legacy Grindr adjusted to give effect to the Business Combination and the other related events contemplated by the Merger Agreement. The unaudited pro forma combined financial information also gives effect to certain completed or probable transactions to be consummated by Tiga and Legacy Grindr that are not yet reflected in the historical financial information of Tiga or Legacy Grindr and are considered material to investors. These material transactions are described below in the sections entitled “—Other Related Events in Connection with the Business Combination” and “—SV Consolidation” sections below.

Tiga is a special-purpose acquisition company (“SPAC”), which was incorporated as a Cayman Islands exempted company on July 27, 2020 and domesticated as a Delaware corporation on November 17, 2022. Tiga was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or engaging in any other similar business combination with one or more businesses or entities. Legacy Grindr was organized as a Delaware LLC on June 10, 2020. Grindr is headquartered in West Hollywood, California and manages and operates the Grindr app, a mobile, location-based dating service for gay, bisexual, transgender, queer and other men. The Grindr app is available through Apple’s App Store for iPhones and Google Play for Android. Grindr offers both a free ad-supported service and a premium subscription version and also manages a dating service app called Blendr, for a broader market.

The unaudited pro forma combined balance sheet as of September 30, 2022 combines the historical unaudited balance sheet of Tiga as of September 30, 2022 with the historical unaudited condensed consolidated balance sheet of Legacy Grindr as of September 30, 2022 on a pro forma basis as if the Business Combination and the other events, summarized below, had been consummated on September 30, 2022.

The unaudited pro forma combined statement of operations for the nine months ended September 30, 2022 combines the historical unaudited statement of operations of Tiga for the nine months ended September 30, 2022 and the historical unaudited condensed consolidated statement of operations of Legacy Grindr for the nine months ended September 30, 2022 on a pro forma basis as if the Business Combination and the other events, summarized below, had been consummated on January 1, 2021, the beginning of the earliest period presented. The unaudited pro forma combined statement of operations for the year ended December 31, 2021 combines the historical audited statement of operations of Tiga for the year ended December 31, 2021 and the historical audited consolidated statement of operations of Legacy Grindr for the year ended December 31, 2021 on a pro forma basis as if the Business Combination and the other events, summarized below, had been consummated on January 1, 2021, the beginning of the earliest period presented.

The unaudited pro forma combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included in the Proxy Statement/Prospectus or this Current Report on Form 8-K:
•
the historical unaudited financial statements of Tiga as of and for the three and nine months ended September 30, 2022 and the historical audited financial statements of Tiga as of and for the year ended December 31, 2021;

•
the historical unaudited condensed consolidated financial statements of Legacy Grindr as of and for the three and nine months ended September 30, 2022 and the historical audited consolidated financial statements of Legacy Grindr as of and for the year ended December 31, 2021; and

•	other information relating to Tiga and Legacy Grindr included in the Proxy Statement/Prospectus and this Current Report on Form 8-K, including the Merger Agreement.

The unaudited pro forma combined financial information should also be read together with the sections entitled “Tiga’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Grindr’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included in the Proxy Statement/Prospectus and/or this Current Report on Form 8-K.

Description of the Business Combination

Prior to the consummation of the Mergers described herein, Tiga effected a deregistration under Article 206 of the Companies Act and a domestication under Section 388 of the DGCL, pursuant to which Tiga’s jurisdiction of incorporation was changed from the Cayman Islands to the State of Delaware. Pursuant to the Merger Agreement, Merger Sub I merged with and into Legacy Grindr, with Legacy Grindr surviving the First Merger; and as promptly as practicable and as part of the same overall transaction as the First Merger, the Legacy Grindr merged with and into Merger Sub II, with Merger Sub II surviving the Second Merger. Tiga was immediately renamed “Grindr Inc.” Upon the consummation of the Business Combination, all holders of 111,294,372 issued and outstanding Legacy Grindr ordinary units received shares of Grindr Common Stock at a deemed value of $10.00 per share after giving effect to the Exchange Ratio resulting in 173,524,403 shares of Grindr Common Stock issued and outstanding as of the Closing, based on the following events contemplated by the Merger Agreement:
•
the cancellation and exchange of all 111,294,372 issued and outstanding Legacy Grindr ordinary units into 156,139,170 shares of Grindr Common Stock, as adjusted by the Exchange Ratio. The shares include 6,497,591 shares of Grindr Common Stock associated with the Series P share based compensation units,

•
the conversion on a one-to-one basis of 6,840,000 of founder shares held by Tiga’s Sponsor and 60,000 founder shares held by independent directors into Domesticated Tiga Common Stock upon the Domestication, and Grindr Common Stock upon the Closing,

•
the conversion on a one-to-one basis of 485,233 issued and outstanding Tiga Class A ordinary shares into Domesticated Tiga Common Stock upon the Domestication, and Grindr Common Stock upon the Closing,

•	the capital distribution of $128.8 million to former Legacy Grindr unitholders, and
•
the cancellation and exchange of all 3,635,681 granted and outstanding vested and unvested Legacy Grindr Options into 5,100,637 Grindr Options exercisable for shares of Grindr Common Stock with the same terms and vesting conditions, each of which adjusted by the Exchange Ratio. Unvested Legacy Grindr Options did not accelerate nor vest on the consummation of the Business Combination.

Other Related Events in Connection with the Business Combination

Other related events that occurred in connection with the Business Combination are summarized below:

•
the filing and effectiveness of our amended and restated certificate of incorporation and the effectiveness of our amended and restated bylaws, each of which occurred immediately prior to the Effective Time;

•
the sale and issuance of 10,000,000 shares of Grindr Common Stock to Tiga Sponsor’s assignee, San Vicente Parent LLC (“SV Parent”) (which shares were ultimately issued to Legacy Grindr in connection with the SV Consolidation, as further described below), pursuant to the Forward Purchase Agreement at $10.00 per share.

	•	For each share issued under the Forward Purchase Agreement, the forward purchaser received 0.50 redeemable warrants.
•
Upon the issuance of the 10,000,000 shares of Grindr Common Stock in connection with the A&R Forward Purchase Agreement, 5,000,000 redeemable warrants were issued with the same terms and exercise prices as the existing public warrants.

•
the partial cash settlement of $12.0 million of the shareholder loan with Catapult GP II, an investor in Legacy Grindr, which occurred subsequent to the latest balance sheet date and before the closing of the Business Combination;

•	The issuance of new term loan facilities through a modification of the existing Legacy Grindr Credit Agreement in connection with the Business Combination shown below (“New Debt”).
•
A $137.0 million facility, net of $3.8 million in fees, bearing interest at the Secured Overnight Financing Rate “SOFR” + 8.0% to mature in 5 years, and an additional $29.2 million facility, net of $0.8 million in fees, bearing interest at SOFR + 4.2%, to mature in 18 months, with 25% of the principal being due within one year.

SV Consolidation:

After the San Vicente Entities (as defined below) completed their commercial, legal and tax analyses both to provide tax benefits to the San Vicente Entities and to simplify the ownership structure above Legacy Grindr in order for certain San Vicente Entities to receive Grindr shares in connection with the Business Combination, Legacy Grindr and the San Vicente Entities undertook an internal reorganization (the “SV Consolidation”) prior to the Business Combination. Prior to the consummation of the SV Consolidation, Legacy Grindr had no obligation or responsibility for the Deferred Payment. The SV Consolidation involved the following steps: prior to the Closing, San Vicente Equity JV LLC, a Delaware limited liability company (“SVEJV”) was liquidated and each of San Vicente Investments, Inc., a Delaware corporation (“SV Investments”), San Vicente Offshore Holdings (Cayman) Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“SV Cayman”), SV Parent, San Vicente Acquisition LLC, a Delaware limited liability company (“SV Acquisition”), San Vicente Group TopCo LLC, a Delaware limited liability company (“SV Group TopCo”), San Vicente Group Holdings LLC, a Delaware limited liability company (“SV Group Holdings”) and San Vicente Investments II, Inc. (“SV Investments II”, and collectively with SV Group Holdings, SV Group TopCo, SV Acquisition, SV Parent and SV Cayman, Offshore Holdings, the “San Vicente Entities”) merged with and into Legacy Grindr, with Legacy Grindr as the surviving entity, resulting in SV Investments and the ultimate beneficial equityholders of Catapult Goliath, which liquidated prior to the Closing, as direct equity holders in Legacy Grindr. The Company has reflected the effects of the SV Consolidation as a contribution of assets and liabilities between entities under common control in the pro forma financial information as follows:
•
In connection with the acquisition of Legacy Grindr in 2020, the San Vicente Entities as of September 30, 2022, had a cash obligation to pay $155.0 million on June 20, 2023 to Kunlun. This obligation is recorded by the San Vicente Entities at the present value of these payments due in the future (“Deferred Payment”). The Deferred Payment is recorded as a liability by SV Acquisition and in connection with the SV Consolidation was contributed to Legacy Grindr as an adjustment to equity. For further information on the Deferred Payment refer to Note 3 of Legacy Grindr’s historical audited financial statements for the year ended December 31, 2021, incorporated herein by reference.

•
To reflect the effects of the SV Consolidation, the balance sheet presented in the Unaudited Pro Forma Combined Financial Information reflects the Deferred Payment as a liability balance, as well as other asset and liability adjustments to reflect Legacy Grindr’s assumption of the San Vicente Entities’ historical bases of net assets as though the SV Consolidation occurred on September 30, 2022. To reflect the effects of the SV Consolidation, the historical income statement periods presented in the Unaudited Pro Forma Combined Financial Information reflect the interest expense and related tax effects associated with the Deferred Payment as though the SV Consolidation occurred on January 1, 2021.

•
In connection with the Business Combination, the Company and Kunlun agreed to settle the Deferred Payment within ten business days of the Closing. The difference between the assumed carrying value of the Deferred Payment at the time of settlement on November 14, 2022 and the $155,000 obligation will be recognized in the amount of $12,250, which has been recorded as a loss on extinguishment of debt in the period it was extinguished.

•
In connection with the Business Combination, the board of managers of Legacy Grindr approved a distribution of $2.55 per unit of Series X Ordinary Units of Grindr amounting to $283,801 to Series X Ordinary Unit holders as of the close of business on November 14, 2022 (the “Distribution”). As part of the Distribution, SV Group Holdings elected to receive a partial payment of its distribution in cash and the remainder of its distribution, $155,000, in the form of a promissory note (the “Promissory Note”) on November 15, 2022. The Promissory Note, which would bear interest at 4.03% per annum beginning thirty days after issuance, is to be repaid no later than January 15, 2023 with all accrued interest. SV Group Holdings in turn issued promissory notes to its parent companies, SVEJV and SV Group TopCo, totaling $155,000. SVEJV in turn issued a promissory note for its pro rata portion to SV Group Topco, which then issued a promissory note in the amount of $155,000 to SV Acquisition, a wholly owned subsidiary of SV Parent. In addition, Catapult GP II elected to apply a portion of its distribution totaling $13,737 as a partial payment of the Note described in Note 5 of Legacy Grindr’s unaudited financial statements for each of the three and nine months ended September 30, 2022 and 2021 filed as Exhibit 99.4 to this Current Report on Form 8-K, in the amount of $12,020, which comprised $1,280 of the accrued interest and $10,740 of the principal. The approved Distribution, excluding the Promissory Note described above, was paid on various dates in November 2022.

•
Prior to Closing and in connection with SV Consolidation, but after Parent satisfied in full its funding obligations under the Forward Purchase Agreement to Tiga, SV Parent merged with and into Legacy Grindr (the “SV Merger”). In consideration for Legacy Grindr’s assumption of SV Parent’s rights to receive the securities issuable by Tiga under the Forward Purchase Agreement, Legacy Grindr issued 7,127,896 Legacy Grindr Series X Ordinary Units to SV Cayman and entered into that certain warrant agreement with SV Cayman, pursuant to which, upon the terms and subject to the conditions set forth therein, SV Cayman was entitled to purchase 3,563,948  Series X Ordinary Units of Grindr Group at a purchase price per share of $16.13. Such warrant and the Legacy Grindr Series X Ordinary Units were ultimately exchanged at the Closing into shares of Grindr Common Stock and a warrant to purchase shares of Grindr Common Stock in accordance with the terms of the Merger Agreement.

Accounting Treatment of the Business Combination

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP.

Under this method of accounting, Tiga is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Grindr represent a continuation of the financial statements of Legacy Grindr with the Business Combination treated as the equivalent of Legacy Grindr issuing shares for the net assets of Tiga, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations prior to the Business Combination are those of Legacy Grindr in future reports of Grindr. Legacy Grindr is determined to be the accounting acquirer based on evaluation of the following facts and circumstances:
•	Legacy Grindr unitholders have a relative majority of the voting power of Grindr;
•	Legacy Grindr unitholders have the ability to nominate the majority of the members of the board of directors;
•	Legacy Grindr senior management comprises the senior management roles of Grindr and are responsible for the day-to-day operations
•	The relative size of Legacy Grindr is significantly larger compared to Tiga;
•	Grindr assumed the Legacy Grindr name; and
•	The intended strategy and operations of Grindr continue Legacy Grindr’s historical strategy and operations in the post-combination company.

The warrants outstanding and the public warrants issued under the Forward Purchase Commitment remain liability classified instruments upon the Closing.

Basis of Pro Forma Presentation

The unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of Grindr upon consummation of the Business Combination. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma combined financial information are described in the accompanying notes.

The unaudited pro forma combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination and the other related events contemplated by the Merger Agreement are expected to be used for general corporate purposes. The unaudited pro forma combined financial information does not purport to project the future operating results or financial position of Grindr following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma combined financial information and are subject to change as additional information becomes available and analyses are performed. Tiga and Legacy Grindr have not had any historical operational relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma combined financial information contained herein reflects Tiga shareholders’ approval of the Business Combination on November 15, 2022 and the redemption of 27,114,767 public shares of Tiga’s Class A ordinary shares at approximately $10.50 per share based on trust account figures prior to the Closing on November 18, 2022 for an aggregate payment of $284.7 million in cash.

The following summarizes the pro forma Grindr Common Stock issued and outstanding immediately after the Business Combination:

	Pro Forma Combined (7)
	Number of Shares	% Ownership
Sponsor and certain affiliates(1)(2)	6,900,000	4.0%
Public Shareholders(3)	485,233	0.2%
Forward Purchase Investors(4)	10,000,000	5.8%
Former Legacy Grindr unitholders(5)(6)	156,139,170	90.0%
Total	173,524,403	100.0%

(1)
Reflects 6,840,000 of founder shares held by Tiga’s Sponsor and 60,000 founder shares held by independent directors that converted into Domesticated Tiga Common Stock at the Domestication, then into Grindr Common Stock upon Closing.

(2)
Excludes 18,560,000 of private placement warrants as the warrants are not in the money at Closing. Excludes 1,780,000 of private placement warrants available to be issued in the event the $1.8 million related party note disclosed in Tiga’s historical financial statements is converted to warrants upon Closing. The related party note was repaid in cash in connection with the Closing as the conversion price was approximately 145% higher than the value of the warrants as of the Closing.

(3)	Excludes 13,800,000 public warrants as the warrants are not in the money at Closing.
(4)
Reflects the sale and issuance of 10,000,000 shares of Grindr Common Stock to certain investors (including the Sponsor and its Affiliates) through the A&R Forward Purchase Agreement at $10.00 per share and excludes the additional 5,000,000 redeemable warrants that were issued in connection with the 10,000,000 shares of Grindr Common Stock. On November 15, 2022, the Sponsor assigned its obligations under the Backstop Commitment and the Forward Purchase Commitment to San Vicente Parent LLC. San Vicente Parent LLC satisfied its obligations under the A&R Forward Purchase Agreement. As part of the SV Consolidation, San Vicente Parent LLC merged into Legacy Grindr and Legacy Grindr assumed the rights and all remaining obligations of San Vicente Parent LLC under the A&R Forward Purchase Agreement, and received the shares of Grindr Common Stock and redeemable warrants issuable thereunder.

(5)
Excludes 5,100,637 shares of Grindr Common Stock issued to the former Legacy Grindr unitholders for their historical option awards which were converted at the Exchange Ratio. The former Legacy Grindr unitholders figures include 6,497,591 shares of Grindr Common Stock associated with the Series P share based compensation units described in “Beneficial Ownership of Securities”.

(6)
Reflects distributions to former Legacy Grindr unitholders of $283.8 million. Grindr and Kunlun entered into an agreement to settle the Deferred Payment within ten business days of the Closing. These distributions combined with the $83.3 million distributions paid as disclosed in the Statements of Members’ Equity in Legacy Grindr’s historical unaudited financial statements make up the total distribution as referenced in the Merger Agreement of $367.1 million.

(7)
Reflects redemptions of 27,114,767 public Tiga Class A ordinary shares in connection with the transaction at approximately $10.50 per share based on trust account figures prior to the Closing on November 18, 2022.

Unaudited Pro Forma Combined Balance Sheet
As of September 30, 2022
(in thousands)

	Tiga (Historical)	Grindr (Historical)	SV Consolidation		Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$100	$27,236	$-		$170,800	(2)	$3,890
			-		(4,137)	(3)
			-		(1,780)	(4)
			-		289,755	(5)
			-		(21,654)	(6)
			-		100,000	(8)
			-		(128,800)	(9)
			-		12,031	(10)
			-		(155,000)	(11)
			-		(284,661)	(16)
Accounts receivable, net of allowances	-	18,433	-		-		18,433
Prepaid expenses	47	4,336	-		-		4,383
Deferred charges	-	3,749	-		-		3,749
Other current assets	-	8,087	-		(8,086)	(6)	1
Total current assets	147	61,841	-		(31,532)		30,456
Restricted cash	-	1,392	-		-		1,392
Investments held in Trust Account	288,842	-	-		(288,842)	(5)	-
Property and equipment, net	-	2,134	-		-		2,134
Capitalized software development costs, net	-	6,916	-		-		6,916
Intangible assets, net	-	113,335	-		-		113,335
Goodwill	-	258,619	17,084	(1a)	-		275,703
Deposits and other assets	-	761	-		-		761
Total assets	$288,989	$444,998	$17,084		$(320,374)		$430,697

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$-	$1,913	$-		$(792)	(6)	$1,121
Accrued expenses and other current liabilities	7,761	10,429	(35)	(1b)	(8,119)	(6)	10,036
Related party payable	1,780	-	-		(1,780)	(4)	-
Current Deferred Payment	-	-	140,093	(1c)	(140,093)	(11)	-
Debt, current	-	5,040	-		8,908	(2)	13,948
Deferred revenue	-	18,732	-		-		18,732
Total current liabilities	9,541	36,114	140,058		(141,876)		43,837
Debt, non-current	-	189,663	-		161,892	(2)	347,418
			-		(4,137)	(3)
Deferred Payment	-	-	-		-		-
Deferred tax liabilities	-	17,317	3,127	(1b)	(3,127)	(11)	17,317
Forward Purchase Agreement liability	8,079	-	-		(8,079)	(8)	-
Warrant liability	22,328	-	-		3,450	(8)	25,778
Deferred underwriting fee liability	9,660	-	-		(9,660)	(7)	-
Other non-current liabilities	-	169	-		-		169
Total liabilities	49,608	243,263	143,185		(1,537)		434,519
Commitments and contingencies:
Class A ordinary shares subject to possible redemption	288,842	-	-		(4,181)	(12)	-
					(284,661)	(16)
Equity:
Preference shares	-	-	-		-		-
Common Stock (par value $0.0001 per share)	-	-	-		1	(8)	18
			-		16	(13)
			-		-	(12)
			-		1	(14)
Ordinary units	-	1	(1)	(1d)	-		-
Class A ordinary shares	-	-	-		-		-
Class B ordinary shares	1	-	-		(1)	(14)	-
Additional paid-in-capital	-	211,972	(126,100)	(1d)	104,628	(8)	19,951
			-		(128,800)	(9)
			-		(19,056)	(6)
			-		(16)	(13)
			-		4,181	(12)
			-		(49,462)	(15)
			-		12,031	(10)
					9,660	(7)
			-		913	(5)
Accumulated deficit	(49,462)	(10,238)	-		(1,773)	(6)	(23,791)
			-		(11,780)	(11)
			-		49,462	(15)
Total shareholders’ equity (deficit)	(49,461)	201,735	(126,101)		(29,995)		(3,822)
Total liabilities and shareholders’ equity (deficit)	$288,989	$444,998	$17,084		$(320,374)		$430,697

Unaudited Pro Forma Combined Statement of Operations
For the Nine Months Ended September 30, 2022
(in thousands, except share data)

	Tiga (Historical)	Grindr (Historical)	SV Consolidation		Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$-	$140,487	$-		$-		$140,487
Operating cost and expense:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	-	36,758	-		-		36,758
Selling, general and administrative expense	-	53,822	-		8,976	(18)	62,798
Product development expense	-	11,981	-		-		11,981
Depreciation and amortization	-	27,215	-		-		27,215
Operating costs	8,976	-	-		(8,976)	(18)	-
Total operating cost and expense	8,976	129,776	-		-		138,752
Income (loss) from operations	(8,976)	10,711	-		-		1,735
Other income (expense):
Interest income (expense), net	-	(10,998)	(19,155)	(17a)	(13,561)	(19)	(24,559)
			-		19,155	(20)
Other (expense) income, net	-	(329)	-		-		(329)
Interest earned on investments held in Trust Account	1,702	-	-		(1,702)	(21)	-
Fair value of private placement warrants in excess of purchase price	(81)	-	-		-		(81)
Change in fair value of warrant liabilities	1,733	-	-		100	(22)	1,833
Change in fair value of forward purchase agreement liabilities	(3,071)	-	-		3,071	(22)	-
Total other income (expense)	283	(11,327)	(19,155)		7,063		(23,136)
Net income (loss) before income tax	(8,693)	(616)	(19,155)		7,063		(21,401)
Income tax provision (benefit)	-	3,727	(4,919)	(17b)	1,219	(23)	27
Net income (loss)	$(8,693)	$(4,343)	$(14,236)		$5,844		$(21,428)

Pro Forma Earnings Per Share
Basic							$(0.12)
Diluted							$(0.12)
Pro Forma Number of Shares Used in Computing EPS
Basic (#)							173,524,403
Diluted (#)							173,524,403

Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2021
(in thousands, except share data)

	Tiga (Historical)	Grindr (Historical)	SV Consolidation		Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$-	$145,833	$-		$-		$145,833
Operating cost and expense:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	-	37,358	-		-		37,358
Selling, general and administrative expense	-	30,618	-		1,761	(18)	32,379
Product development expense	-	10,913	-		-		10,913
Depreciation and amortization	-	43,234	-		-		43,234
Operating costs	1,761	-	-		(1,761)	(18)	-
Total operating cost and expense	1,761	122,123	-		-		123,884
Income (loss) from operations	(1,761)	23,710			-		21,949
Other income (expense):
Interest income (expense), net	-	(18,698)	(26,597)	(17a)	(19,981)	(19)	(38,679)
			-		26,597	(20)
Other (expense) income, net	-	1,288	-		(11,780)	(24)	(12,265)
			-		(1,773)	(25)
Interest earned on investments held in Trust Account	85	-	-		(85)	(21)	-
Change in fair value of warrant liabilities	23,121	-	-		4,553	(22)	27,674
Change in fair value of forward purchase agreement liabilities	1,750	-	-		(1,750)	(22)	-
Total other income (expense)	24,956	(17,410)	(26,597)		(4,219)		(23,270)
Net income (loss) before income tax	23,195	6,300	(26,597)		(4,219)		(1,321)
Income tax provision (benefit)	-	1,236	(5,985)	(17b)	(6,572)	(23)	(11,321)
Net income (loss)	$23,195	$5,064	$(20,612)		$2,353		$10,000

Pro Forma Earnings Per Share
Basic							$0.06
Diluted							$0.06
Pro Forma Number of Shares Used in Computing EPS
Basic (#)							173,524,403
Diluted (#)							173,580,739

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Tiga was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Grindr represent a continuation of the financial statements of Legacy Grindr with the Business Combination treated as the equivalent of Legacy Grindr issuing shares for the net assets of Tiga, accompanied by a recapitalization. The net assets of Tiga are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are presented as those of Legacy Grindr in future reports of Grindr.

The unaudited pro forma combined balance sheet as of September 30, 2022 gives pro forma effect to the Business Combination and the other events as if consummated on September 30, 2022. The unaudited pro forma combined statement of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021 gives pro forma effect to the Business Combination and the other events as if consummated on January 1, 2021, the beginning of the earliest period presented.

The unaudited pro forma combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included in the Proxy Statement/Prospectus or this Current Report on Form 8-K:
•
the historical unaudited financial statements of Tiga as of and for the three and nine months ended September 30, 2022 and the historical audited financial statements of Tiga as of and for the year ended December 31, 2021;

•
the historical unaudited condensed consolidated financial statements of Legacy Grindr as of and for the three and nine months ended September 30, 2022 and the historical audited consolidated financial statements of Legacy Grindr as of and for the year ended December 31, 2021; and

•	other information relating to Tiga and Legacy Grindr included in the Proxy Statement/Prospectus and this Current Report on Form 8-K, including the Merger Agreement.

The unaudited pro forma combined financial information should also be read together with the sections entitled “Tiga’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Grindr’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included in the Proxy Statement/Prospectus and this Current Report on Form 8-K.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this Current Report on Form 8-K. As the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. As noted in the Proxy Statement/Prospectus section entitled “Summary of the Proxy Statement/Prospectus—Recent Developments”, pursuant to the CS Fee Waiver Letter, Credit Suisse has expressly waived all deferred underwriting commissions owed to them pursuant to the Underwriting Agreement. Credit Suisse has performed all their obligations under the Underwriting Agreement to obtain their fee and is therefore gratuitously waiving their right to be compensated. Such a resignation and, to the extent enforceable, fee waiver for services already rendered is unusual. As a result of the Fee Waivers, the transaction fees payable by Tiga and Legacy Grindr were reduced by an amount equal to the deferred underwriting commission attributable to Credit Suisse as reflected in the Unaudited Pro Forma Combined Financial Information. Management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma combined balance sheet as a direct reduction to Grindr’s additional paid-in capital and are assumed to be cash settled. One-time direct and incremental transaction costs incurred in connection with the Business Combination allocated to the liability classified warrants are recorded as a charge to accumulated deficit. None of Legacy Grindr’s stock awards or the Series P Units accelerated as a result of the Business Combination due to the May 2022 modification as discussed in Note 10 of Legacy Grindr’s historical financial statements as of September 30, 2022.

Management has not identified any material differences in accounting policies that would require adjustments in the pro forma financial information. Certain reclassifications have been reflected to conform financial statement presentation as described in the notes the pro forma financial statements below.

2. Adjustments to Unaudited Pro Forma Combined Financial Information

Adjustments to Unaudited Pro Forma Combined Balance Sheet

The adjustments included in the unaudited pro forma combined balance sheet as of September 30, 2022 are as follows:
1.
Reflects the contribution of the San Vicente Entities from the SV Consolidation as a contribution of assets and liabilities between entities under common control. This transfer of assets between entities under common control does not result in a change in reporting entity requiring retrospective restatement of the historical financial statements. The Company considered the following factors in making this determination: the San Vicente Entities are considered non-substantive holding companies, the Legacy Grindr management structure will remain in place subsequent to the SV Consolidation, and the discussion of the business in this Registration Statement centers around Legacy Grindr, not the San Vicente Entities. The contribution of these balances is at historical cost assuming the SV Consolidation occurred on September 30, 2022. The table below reflects major balance sheet line items of both the San Vicente Entities and Legacy Grindr and excludes line items where there is no difference between the historical balances. The adjustments and their explanations are as follows:

	San Vicente Offshore Holdings (Cayman) Limited and Subsidiaries (Historical)	Grindr (Historical)	SV Consolidation Adjustments		Reorganized Grindr
Assets
Current assets:
Total current assets	61,841	61,841	—		61,841
Goodwill	275,703	258,619	17,084	(1a)	275,703
Total assets	$462,082	$444,998	$17,084		$462,082
Liabilities and Shareholders’ Equity
Current liabilities:
Accrued expenses and other current liabilities	10,394	10,429	(35)	(1b)	10,394
Current Deferred Payment	140,093	—	140,093	(1c)	140,093
Total current liabilities	176,172	36,114	140,058		176,172
Deferred tax liabilities	20,444	17,317	3,127	(1b)	20,444
Total liabilities	386,448	243,263	143,185		386,448
Equity:
Ordinary units	—	1	(1)	(1d)	—
Additional paid-in-capital	119,739	211,972	(92,233)	(1d)	119,739
Accumulated deficit	(54,373)	(10,238)	(44,135)	(1d)	(54,373)
Equity attributable to noncontrolling interest	10,268	—	10,268	(1d)	—
Total shareholders’ equity (deficit)	75,634	201,735	(126,101)		65,366
Total liabilities and shareholders’ equity (deficit)	$462,082	$444,998	$17,084		$462,082

1a.
Reflects the assumption of the historical goodwill balance from SV Acquisition’s acquisition of Legacy Grindr. The difference in goodwill is related to tax basis differences associated with the Deferred Payment at the San Vicente Entities.

1b.
Reflects the assumption of additional historical accrued expenses and other current liabilities and deferred tax liabilities of the San Vicente Entities related to the interest expense deductibility of the Deferred Payment.

1c.
Reflects the assumption of a liability for the Deferred Payment of $140.1 million, which represents the present value of the Deferred Payment, calculated by discounting the current $155.0 million balance due in June 2023 by 15.7%.

1d.
Reflects the assumption of the net assets of the San Vicente Entities as an adjustment to additional paid-in-capital. Also reflects the elimination of the noncontrolling interest in Legacy Grindr at the San Vicente Entities level, as subsequent to the SV Consolidation, the San Vicente Entities will merge into Legacy Grindr. Legacy Grindr will continue to own 100% of its consolidated subsidiaries.

2.	Reflects gross proceeds of $170.8 million from the issuance of the New Debt.

3.	Reflects the recognition of $4.1 million of deferred financing costs associated with the issuance of the New Debt.
4.	Reflects the cash disbursement for the $1.8 million repayment on the related party note, which was used to pay for transaction costs incurred by Tiga.
5.
Reflects the liquidation and reclassification of $288.8 million of investments held in the trust account to cash and cash equivalents that becomes available for funding redemptions and general corporate use by Grindr. Also reflects the recognition of $0.9 million of additional investments held in the trust account at Closing compared to the balance as of September 30, 2022 in cash and cash equivalents, with an increase to additional paid in capital for the incremental investments held in the trust account at Closing.

6.
Reflects the cash disbursement for the direct and incremental transaction costs of $21.7 million, including $18.0 million and $3.7 million paid by Tiga and Legacy Grindr, respectively in connection with the Business Combination prior to, or concurrent with the Closing.
Tiga’s transaction costs includes a $5.0 million success fee payable to Raine on the successful close of the Business Combination.
A portion of Legacy Grindr’s transaction costs are reflected as an increase of $1.8 million to the accumulated deficit due to $1.4 million of transaction costs allocated to the liability classified warrants and $0.4 million of third party debt costs incurred as discussed in (25). This adjustment reflects the reclassification of deferred issuance costs of Legacy Grindr that were paid or accrued and recorded in ‘Other current assets’ in Legacy Grindr’s historical financial statements as of September 30, 2022.
The cash disbursements above eliminate $7.8 million and $0.4 million of the transaction costs accrued in ‘Accrued expenses and other current liabilities’ for Tiga and Legacy Grindr, respectively as well as the elimination of $0.8 million of ‘Accounts payable’ in Legacy Grindr’s historical financial statements as of September 30, 2022.

7.
Reflects the forfeiture of $9.7 million of deferred underwriting fees incurred during Tiga’s initial public offering and due upon the Closing as discussed in the section “Summary of the Proxy Statement/Prospectus—Recent Development” within the Proxy Statement/Prospectus.

8.
Reflects the sale and issuance of 10,000,000 shares of Grindr Common Stock to certain investors (including the Sponsor and its Affiliates) through the Forward Purchase Commitment and the Backstop Commitment at $10.00 per share. This adjustment also reflects the elimination of the Forward Purchase Liability and establishment of additional Warrant Liabilities. Upon exercise of the Forward Purchase Commitment and the Backstop Commitment an additional 5,000,000 public warrants are outstanding.

9.	Reflects the cash distributed to former owners of Legacy Grindr through a capital distribution declared prior to the closing of the Transaction and paid at Closing of $128.8 million.
10.
Subsequent to the latest balance sheet date, in connection with the Transaction, prior to Closing, the Company received $12.0 million in cash from Catapult GP II to partially settle the shareholder loan which is reflected as an increase to cash of $12.0 million and an increase to additional paid-in-capital.

11.
Reflects the $155.0 million cash payment to former unitholders of Legacy Grindr to extinguish the remaining Deferred Payment discussed in (1c), in connection with Closing. The extinguishment of the remaining Deferred Payment results in an estimated loss on extinguishment of $14.9 million reflecting the difference between the carrying value at September 30, 2022 and the settlement value of $155.0 million. Also reflects the reversal of $3.1 million of deferred tax liabilities related to the future interest expense that was to be recognized on the Deferred Payment interest accretion in (1b).

12.
Reflects the reclassification of Tiga’s Class A ordinary shares subject to possible redemption into permanent equity and immediate conversion of 27,600,000 shares of Tiga’s Class A ordinary shares into shares of Domesticated Tiga Common Stock at Domestication, then Grindr Common Stock upon Closing, on a one-to-one basis in connection with the Business Combination.

13.	Represents the issuance of 156,139,170 shares of Grindr Common Stock to holders of Legacy Grindr ordinary units at the Closing pursuant to the Merger Agreement to effect the reverse recapitalization.
14.
Reflects the conversion of all 6,900,000 shares of Tiga’s Class B ordinary shares into shares of Domesticated Tiga Common Stock at Domestication, then Grindr Common Stock upon Closing, on a one-to-one basis in connection with the Business Combination.

15.
Reflects the elimination of Tiga’s historical accumulated deficit with a corresponding adjustment to Additional paid-in-capital for Grindr in connection with the reverse recapitalization at the Closing.

16.
Reflects the cash disbursed to redeem 27,114,767 public shares of Tiga’s Class A ordinary shares, which converted into Domesticated Tiga Common Stock at Domestication, then Grindr Common Stock upon Closing, in connection with the Business Combination at a redemption price of approximately $10.50 per share based on funds held in the trust account.

Adjustments to Unaudited Pro Forma Combined Statements of Operations

The adjustments included in the unaudited pro forma combined statement of operations for the nine months ended September 30, 2022 and year ended December 31, 2021 are as follows:

17.
Reflects the contribution of the San Vicente Entities from the SV Consolidation as a contribution of assets and liabilities between entities under common control assuming the SV Consolidation occurred on January 1, 2021. The table below reflects major income statement line items of both the San Vicente Entities and Legacy Grindr and excludes line items where there is no difference between the historical balances. The adjustments and their explanations are as follows:

For the Nine Months Ended September 30, 2022:

	San Vicente Offshore Holdings (Cayman) Limited and Subsidiaries (Historical)	Grindr (Historical)	SV Consolidation Adjustments		Reorganized Grindr
Revenue	$140,487	$140,487	$—		$140,487
Operating cost and expense:
Total operating cost and expense	129,776	129,776	—		129,776
Income (loss) from operations	10,711	10,711	—		10,711
Other income (expense):
Interest income (expense), net	(30,153)	(10,998)	(19,155)	(17a)	(30,153)
Total other income (expense)	(30,482)	(11,327)	(19,155)		(30,482)
Net income (loss) before income tax	(19,771)	(616)	(19,155)		(19,771)
Income tax provision (benefit)	(1,192)	3,727	(4,919)	(17b)	(1,192)
Net income (loss)	(18,579)	(4,343)	(14,236)		(18,579)
Less: Income/(loss) attributable to non-controlling interest	(434)	—	(434)	(17c)	$—
Net income (loss) attributable to controlling interest	$(18,145)	$(4,343)	$(13,802)		$(18,579)

For the Year Ended December 31, 2021:

	San Vicente Offshore Holdings (Cayman) Limited and Subsidiaries (Historical)	Grindr (Historical)	SV Consolidation Adjustments		Reorganized Grindr
Revenue	$145,833	$145,833	$—		$145,833
Operating cost and expense:
Total operating cost and expense	122,123	122,123	—		122,123
Income (loss) from operations	23,710	23,710			23,710
Other income (expense):
Interest income (expense), net	(45,295)	(18,698)	(26,597)	(17a)	(45,295)
Total other income (expense)	(44,007)	(17,410)	(26,597)		(44,007)
Net income (loss) before income tax	(20,297)	6,300	(26,597)		(20,297)
Income tax provision (benefit)	(4,749)	1,236	(5,985)	(17b)	(4,749)
Net income (loss)	$(15,548)	$5,064	$(20,612)		$(15,548)
Less: Income/(loss) attributable to non-controlling interest	496	—	496	(17c)	—
Net income (loss) attributable to controlling interest	$(16,044)	$5,064	$(21,108)		$(15,548)

17a.
Reflects the interest expense accretion related to the Deferred Payment discussed in adjustment (1d) as though it were outstanding since January 1, 2021 using an interest rate of 15.7%. A 0.125% change in the estimated interest rate on the Deferred Payment would result in a change in the total interest expense over the life of the obligation of approximately $0.4 million.

	17b.	Reflects the tax impact of the interest expense recognized in (17a) above, as though the SV Consolidation occurred on January 1, 2021.
17c.
This difference is not reflected in the pro forma financial information, it reflects the elimination of the income attributable to non-controlling interest in Legacy Grindr at the San Vicente Entities level, as subsequent to the SV Consolidation, the San Vicente Entities merged into Legacy Grindr. Legacy Grindr continues to own 100% of its consolidated subsidiaries.

18.	Represents reclassifications to conform Tiga’s financial information to financial statement line items and presentation of Grindr based on Legacy Grindr’s financial statement presentation.
19.
Reflects the recognition of an estimated $13.6 million of pro forma interest expense related to the New Debt for the nine months ended September 30, 2022, and an estimated $20.0 million of pro forma interest expense related to the New Debt for the year ended December 31, 2021.

The New Debt consists of a $137.0 million facility, net of $3.8 million in fees, maturing in 5 years and an additional $29.2 million facility, net of $0.8 million in fees, maturing in 18 months, with 25% of the principal being due within one year.

The $137.0 million facility bears interest at SOFR + 8.0%. The interest margin may range between 7.0% and 8.0% based on the consolidated total leverage ratio. The $29.2 million facility bears interest at SOFR + 4.2%. The interest margin may range between 2.8% and 4.2% based on the consolidated total leverage ratio.

The SOFR rate 3.8% as of November 15, 2022 was used for the calculation of pro forma interest expense. A 0.125% change in the estimated interest rate on the New Debt, which has a variable interest rate, would result in a change in interest expense of approximately $0.1 million and $0.2 million for the nine months ended September 30, 2022 and year ended December 31, 2021, respectively.
20.
In connection with the extinguishment of the Deferred Payment discussed in adjustment (11), the interest expense of $19.1 million and $26.6 million in the nine months ended September 30, 2022 and year ended December 31, 2021, respectively, attributed to the Deferred Payment is eliminated.

21.	Reflects the elimination of investment income related to investments held in the trust account.
22.
Reflects the elimination of the change in fair value of the Forward Purchase Liability and the change in fair value of the additional 5.0 million public warrants outstanding as a result of the exercise of the Forward Purchase Commitment and Backstop Commitment discussed in (8) as though the public warrants were outstanding for the entire period.

23.	To reflect the income tax effect of all pro forma income statement adjustments as follows:

For the Nine Months Ended September 30, 2022
Reversal of pro forma tax effect of 17(b) due to the repayment of the Deferred Payment	$4,919
Pro forma effect of all other pro forma adjustments based on 30.6% blended federal and state statutory rates	$(3,700)
Pro forma adjustment to income tax provision/(benefit):	$1,219

For the Year Ended December 31, 2021
Reversal of pro forma tax effect of 17(b) due to the repayment of the Deferred Payment	$5,985
Income tax benefit from the reversal of the SV deferred tax liability	$(3,127)
Pro forma effect of all other pro forma adjustments based on 30.6% blended federal and state statutory rates	$(9,430)
Pro forma adjustment to income tax provision/(benefit):	$(6,572)

24.	Reflects the loss on extinguishment of the Deferred Payment discussed in (11) above reflecting the difference in the present value and the settlement value.
25.	Reflects the recognition of $1.4 million of direct and incremental transaction costs allocated to the liability classified warrants. Also reflects $0.4 million of third party debt costs incurred.

3. Earnings per Share

The pro forma earnings per share calculation represents the net income (loss) per share calculated using the pro forma basic and diluted weighted average shares outstanding of Grindr Common Stock as a result of the pro forma adjustments as if the Business Combination had occurred on January 1, 2021. The calculation of weighted average shares outstanding for pro forma basic and diluted net income per share reflects (i) the historical Legacy Grindr units, as adjusted by the Exchange Ratio, outstanding as of the respective original issuance date and (ii) assumes that the new shares issuable relating to the Other Related Events and SV Consolidation, as adjusted by the Exchange Ratio (where applicable), and the Business Combination have been outstanding as of January 1, 2021, the beginning of the earliest period presented. For potentially dilutive securities related to Legacy Grindr’s historical unit based compensation, the Exchange Ratio has been applied. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Business Combination for the entire period presented.

The unaudited pro forma combined per share information has been presented as follows:

(in thousands, except share and per share data)	Nine Months Ended September 30, 2022
Numerator:
Net income (loss) attributable to common shareholders - basic and diluted	$(21,428)
Denominator:
Sponsor and certain affiliates	6,900,000
Public Shareholders	485,233
Forward Purchase Investors	10,000,000
Former Grindr unitholders	156,139,170
Weighted average shares outstanding - basic	173,524,403
Dilutive effect of Grindr stock based compensation	—
Weighted average shares outstanding - diluted	173,524,403

Net income (loss) per share attributable to common shareholders - basic	$(0.12)
Net income (loss) per share attributable to common shareholders - diluted	$(0.12)

Following the Closing, the following outstanding shares of Common Stock equivalents were excluded from the computation of pro forma diluted net income (loss) per share for the period presented because including them would have had an anti-dilutive effect:

Nine Months Ended September 30, 2022
Private placement warrants	18,560,000
Public warrants	13,800,000
Forward purchase warrants	5,000,000
Stock based compensation	2,287,107

(in thousands, except share and per share data)	Year Ended December 31, 2021
Numerator:
Net income (loss) attributable to common shareholders - basic and diluted	$10,000
Denominator:
Sponsor and certain affiliates	6,900,000
Public Shareholders	485,233
Forward Purchase Investors	10,000,000
Former Grindr unitholders	156,139,170
Weighted average shares outstanding - basic	173,524,403
Dilutive effect of Grindr stock based compensation	56,336
Weighted average shares outstanding - diluted	173,580,739

Net income (loss) per share attributable to common shareholders - basic	$0.06
Net income (loss) per share attributable to common shareholders - diluted	$0.06

Following the Closing, the following outstanding shares of Common Stock equivalents were excluded from the computation of pro forma diluted net income (loss) per share for the period presented because including them would have had an anti-dilutive effect:

Year Ended December 31, 2021
Private placement warrants	18,560,000
Public warrants	13,800,000
Forward purchase warrants	5,000,000
Stock based compensation	1,761,810